Exhibit 10.1

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

SBC                                                  Maureen Merkle             SBC Services, Inc.
                                                     President                  530 McCullough
                                                     Procurement                Room 1415
                                                                                San Antonio, TX  78215

                                                                                210.886.3131  Phone
                                                                                210.886.5293  Fax
                                                                                mm2042@sbc.com
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March 30, 2005

Mr. Jeff Storey
President and CEO
WilTel Communications
One Technology Center, Room TC-15A
Tulsa, OK  74103

Dear Jeff,

Pursuant to our conversations, this correspondence is to memorialize our verbal agreement that WilTel and SBC will continue to utilize the existing transport rate structure currently in effect for a period not to exceed an additional thirty (30) days from the April 1, 2005 expiration of the existing agreement. Through this extension, we are agreeing to extend the current rates established through Amendment 2 to the Master Alliance Agreement and Amendment 4 to the Transport Services Agreement between our companies through April 30, 2005.

This correspondence is also to memorialize our agreement to extend the current terms related to international voice services. We had previously agreed that the management fee and markup charged for international voice services (as set forth in the May 24, 2004 letter agreement between you and Yno Gonzalez) would remain in effect through March 31, 2005. Pursuant to this extension, WilTel and SBC will continue to follow the terms of the May 24, 2004 letter through April 30, 2005.

In the event that SBC and WilTel come to an agreement to modify any applicable transport and/or international voice service rates prior to expiration of these extensions, those rates will supercede this agreement.

Please indicate your concurrence and agreement by signing below and returning a copy to me.

Sincerely,

/s/ Maureen Merkle


Agreed: /s/ Jeff K. Storey
        --------------------
         Jeff K. Storey, President and CEO
         WilTel Communications, LLC